Exhibit 99.1

CERTIFICATION FURNISHED PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of American Software, Inc., that, to his knowledge, the Annual Report of American Software, Inc. on Form 10-K for the period ended April 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of American Software, Inc.

Date: July 24, 2003	By:	/s/ JAMES C. EDENFIELD
James C. Edenfield Chief Executive Officer

Date: July 22, 2003	By:	/s/ VINCENT C. KLINGES
Vincent C. Klinges Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to American Software, Inc. and will be retained by American Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.